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                                  EXHIBIT 23.1


Consent of Independent Certified Public Accountants


International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Number 333-96261) of our report dated February 7, 2001 (except for Notes 2 and 9, as to which the date is March 7, 2001) relating to the financial statements of International Fuel Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



St. Louis, Missouri
March 30, 2001